UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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SEMILEDS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site
Hsinchu Science Park, Chu-Nan 350
Miao-Li County, Taiwan, R.O.C.
+886-37-586788

March __, 2016

Dear Stockholder:

I am pleased to invite you to attend the 2016 Annual Meeting of Stockholders of SemiLEDs Corporation.  The meeting will be held on Tuesday, April 12, 2016 at 9 a.m. local time at SemiLEDs Sin-an office, which is located at 3rd floor - No. 8, Xin-an Road, Hsinchu Science Park, Hsinchu, Taiwan.

We are furnishing our proxy materials to stockholders primarily over the Internet.  This process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs of our annual meeting and conserving natural resources.  On March __, 2016, we mailed to our stockholders a notice containing instructions on how to access our Proxy Statement and 2015 Annual Report to Stockholders and to vote online.  The notice also included instructions on how you can receive a paper copy of your annual meeting materials.  If you received your annual meeting materials by mail, the Proxy Statement, 2015 Annual Report to Stockholders and proxy card were enclosed.

At this year’s annual meeting, the agenda includes the following items:

Agenda Item	Board Recommendation

Election of directors	FOR

Ratification of the appointment of KPMG (Taiwan) as our independent registered public accounting firm for fiscal year 2016	FOR

Approve the amendment of the restated certificate of incorporation, as amended, to effect a reverse stock split of our common stock at a ratio determined by the board of directors within a specified range, without reducing the authorized number of shares of common stock

FOR

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2016 Annual Meeting of Stockholders and Proxy Statement.

Your vote is important.  Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible.  You may vote over the Internet or in person at the annual meeting or, if you receive your proxy materials by U.S. mail, you also may vote by mailing a proxy card or voting by telephone.  Please review the instructions on the notice or on the proxy card regarding your voting options.  Only stockholders showing proof of ownership on the record date will be allowed to attend the meeting in person.

Sincerely yours,

Trung T. Doan
Chairman of the Board and President and
Chief Executive Officer

SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site
Hsinchu Science Park, Chu-Nan 350
Miao-Li County, Taiwan, R.O.C.
+886-37-586788

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9 a.m. local time on Tuesday, April 12, 2016

PLACE	SemiLEDs Sin-an office, which is located at 3rd floor - No. 8, Xin-an Road, Hsinchu Science Park, Hsinchu, Taiwan.

AGENDA	• Elect the five director nominees named in the Proxy Statement

• Ratify the appointment of KPMG (Taiwan) as our independent registered public accounting firm for fiscal year 2016

•             Approve the amendment of the restated certificate of incorporation, as amended, to effect a reverse stock split of our common stock at a ratio determined by the board of directors within a specified range, without reducing the authorized number of shares of common stock

• Transact such other business as may properly come before the annual meeting (including adjournments and postponements)

RECORD DATE	February 16, 2016

VOTING

Please vote as soon as possible to record your vote, even if you plan to attend the annual meeting.  Your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented at the meeting, unless you have given your broker specific instructions to do so.  We strongly encourage you to vote.  You have three options for submitting your vote before the annual meeting:

• Internet

• Phone

• Mail

By Order of the Board of Directors,

Christopher Lee
Corporate Secretary

Chu-Nan, Taiwan
March __, 2016

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the Internet.  On March __, 2016, we mailed most of our stockholders on the record date a Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access and review all of the important information contained in our proxy materials, including our Proxy Statement and our 2015 Annual Report to Stockholders.  The Notice of Internet Availability also instructs you on how to vote via the Internet.  Other stockholders, in accordance with their prior requests, have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources.  However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on April 12, 2016:
The Notice of the 2016 Annual Meeting, the Proxy Statement and
the 2015 Annual Report to Stockholders are available at www.proxyvote.com.

ATTENDING THE ANNUAL MEETING

•             Doors open at 8:30 a.m. local time

•             Meeting starts at 9 a.m. local time

•             Proof of SemiLEDs Corporation stock ownership and photo identification will be required to attend the annual meeting

•             You do not need to attend the annual meeting to vote if you submitted your proxy in advance of the annual meeting

QUESTIONS

For questions regarding	Contact:

Annual meeting	Investor Relations investor@semileds.com +886-37-586788

Stock ownership for registered holders

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219
800-937-5449     US & Canada
718 921 8124     International
Email Address: info@amstock.com

Hearing Impaired (TTY): (866) 703-9077 / (718) 921-8386
Internet: www.amstock.com

Stock ownership for beneficial holders	Please contact your broker, bank, or other nominee

SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site
Hsinchu Science Park, Chu-Nan 350
Miao-Li County, Taiwan, R.O.C.
+886-37-586788

PROXY STATEMENT

Our Board of Directors (the “Board”) solicits your proxy for the 2016 Annual Meeting of Stockholders and any postponement or adjournment of the meeting for the matters set forth in “Notice of 2016 Annual Meeting of Stockholders.”  The annual meeting will be held on Tuesday, April 12, 2016 at 9 a.m. local time at SemiLEDs Sin-an office, which is located at 3rd floor - No. 8, Xin-an Road, Hsinchu Science Park, Hsinchu, Taiwan.  We made this Proxy Statement available to stockholders beginning on March __, 2016.

Record Date	February 16, 2016

Quorum	Holders of a majority of the voting power of all issued and outstanding shares on the record date must be present in person or represented by proxy

Shares Outstanding	29,068,685 shares of common stock outstanding as of February 16, 2016

Voting by Proxy	Internet, telephone, or mail

Voting at the Meeting

We encourage stockholders to vote in advance of the annual meeting, even if they plan to attend the meeting. In order to be counted, proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern Standard Time on April 11, 2016. Stockholders can vote in person during the meeting. Stockholders of record who attend the annual meeting in person may obtain a ballot. Beneficial holders who attend the annual meeting in person must obtain a proxy from their broker, bank, or other nominee prior to the date of the annual meeting and present it with their ballot. Voting in person by a stockholder during the meeting will replace any previous votes.

Changing Your Vote

Stockholders of record may revoke their proxy at any time before the polls close by submitting a later-dated proxy card, by voting in person at the annual meeting, by delivering instructions to our Corporate Secretary before the annual meeting or by voting again using the Internet or telephone before the cut-off time. (Your latest Internet or telephone proxy is the one that will be counted.) If you hold shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each of the five director nominees and one vote on each other matter. The election of directors is determined by the plurality of votes. Approval of each of the other matters on the agenda is determined by a majority of votes cast affirmatively or negatively. The amendment of the restated certificate of incorporation is determined by the affirmative vote of a majority of the outstanding shares.

Effect of Abstentions and Broker Non-Votes

Shares voting “withhold” have no effect on the election of directors. In the ratification of the appointment of KPMG (Taiwan) as our independent registered public accounting firm for fiscal year 2016 and the amendment of the restated certificate of incorporation, abstentions have the same effect as negative votes. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients) have no effect on the ratification of the appointment of KPMG (Taiwan) but will have the effect of a vote “against” the amendment of the restated certificate of incorporation for the reverse stock split. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on the election of directors or the amendment of the restated certificate of incorporation. Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each proposal, the persons named as proxies will vote as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. Our Bylaws set forth requirements for advance notice of nominations and agenda items for the annual meeting, and we have not received timely notice of any such matters that may be properly presented for voting at the annual meeting, other than the items from the Board described in this Proxy Statement.

Voting Results	We will announce preliminary results at the annual meeting. We will report final results in a filing with the U.S. Securities and Exchange Commission (“SEC”) on Form 8-K.

PROPOSAL 1:  ELECTION OF DIRECTORS

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the five persons listed below to serve as directors.  Each director’s term runs from the date of his election until our next annual stockholders’ meeting, or until his successor is elected or appointed.  If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy.  We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Board Composition

Our Nominating and Corporate Governance Committee is charged with identifying and evaluating individuals qualified to serve as members of the Board and recommending to the full Board nominees for election as directors.  We seek directors with experience in areas relevant to the strategy and operations of the Company.  We seek a Board that collectively has a range and diversity of skills, experience, age, industry knowledge and other factors in the context of the needs of the Board.  The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director of our Company.  In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board to the conclusion that he should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards.  Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board.  Each of our director nominees is currently serving on the Board.

Our nominees for election as directors at the annual meeting include our President and Chief Executive Officer (“CEO”) and four independent directors, as defined in the applicable rules for companies traded on The NASDAQ Stock Market (“NASDAQ”), Walter Michael Gough, Arthur H. del Prado, Dr. Edward Kuan Hsiung Hsieh and Scott R. Simplot.  See “Corporate Governance—Director Independence” below.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Nominees

Trung T. Doan, 58, has served as a director, Chairman of our Board and as our CEO since January 2005, and as our President since August 2012.  Prior to joining us, Mr. Doan served as Corporate Vice President of Applied Global Services (AGS) Product Group at Applied Materials, Inc. and also served as President and Chief Executive Officer of Jusung Engineering, Inc., a semiconductor/LCD equipment company in Korea.  In addition, Mr. Doan served as Vice President of Process Development at Micron Technology Inc.  Mr. Doan previously served as a director of Advanced Energy Industries, a publicly traded manufacturer of power conversion and control systems, and as a director of Dolsoft Corporation, a privately held software company, both within the past five years.  Mr. Doan also previously served as a director of Nu Tool Inc., a semiconductor technology company, and as a director of EMCO, a publicly traded manufacturer of advanced flow control devices and systems.  Mr. Doan holds a bachelor of science degree in nuclear engineering from the University of California, Santa Barbara, where he graduated with honors, and a master of science degree in chemical engineering from the University of California, Santa Barbara.  Our Board has determined that Mr. Doan should serve on our Board and as our Chairman based on his in-depth knowledge of our business and industry and his experience serving on the boards of directors of several major technology companies, as well as in management roles in the technology industry.

Arthur H. del Prado, 85, has served as a director since February 2013. He is Chairman of the Board of ASM Pacific Technology, Ltd., a company which he co-founded in 1975.  In 1984, he co-founded ASM Lithography N.V. through a joint-venture with Phillips Electronics N.V.  Mr. del Prado served as President, Chief Executive Officer and Chairman of the Management Board of ASM International from the time he founded that company in 1968 until his retirement from those capacities in 2008.  He was appointed Honorary Chairman by the General Meeting of Shareholders in May 2008 and continues to serve ASM International as an advisor.  For many years,  Mr. del Prado served as a director of JESSI, the Joint European Submicron Silicon Initiative and currently serves as a director of its successor, MEDEA, the Micro Electronics Development for European Applications, a non-profit project.  He has been appointed a member of the board of directors of various European companies and serves on the board of Dujat, the Netherlands-Japanese Trade Federation. Mr. del Prado is a past board member of: Oce van der Grinten Nederland B.V., a manufacturer of copiers and printers; G.T.I. Holding N.V., and electronic equipment and installation company; Delft Instruments N.V., a manufacturer of high-technology industrial and defense products; and Breevast N.V., a project development and management company.  He was also on the advisory council of ABN-AMRO Bank.  Our Board has determined that Mr. del Prado should serve on our Board based on his experience as a Chairman and as a director of several companies, and his management role at a semiconductor equipment company.

Dr. Edward Kuan Hsiung Hsieh, 64, has served as a director since February 2012.  Dr. Hsieh has been Chairman, Chief Executive Officer and a director of VR Networks, a Virtual Reality and 3D technology applications company, since January 2000 and Chairman, Chief Executive Officer and a director of Eton Intelligent Technologies, a smart card and e-commerce technology company, since April 2000 and Chairman of Weddings.tw, a wedding magazine publication, media and marketing company, since May 2008.  He has also served as an Adjunct Professor at National Taiwan University since February 2009.  From February 2007 to February 2010, Dr. Hsieh was Chief Executive Officer of Asia Pacific Telecom, a 3G mobile and fixed line telecommunications company, as well as Executive Director of APOL, an Internet service provider.  He also served as Chairman of International Christian Goodwill within the past five years.  Dr. Hsieh holds a bachelor of science degree in electrical engineering from National Taiwan University, a master of science degree in electrical engineering from the University of California, Santa Barbara and a doctor of philosophy degree in electrical engineering from Cornell University.  He also studied accounting at the University of California, Los Angeles.  Our Board has determined that Dr. Hsieh should serve as a director based on his experience teaching master of business administration classes at National Taiwan University, his service as an International Financial Adviser with Merrill Lynch, Pierce, Fenner & Smith and his management roles at several start-up companies.

Scott R. Simplot, 70, has served as a director since March 2005.  Mr. Simplot has been Chairman of the board of directors and a director of J.R. Simplot Company since May 2001 and August 1970, respectively.  Mr. Simplot holds a bachelor of science degree in business from the University of Idaho and a master of business administration degree from the University of Pennsylvania.  Mr. Simplot became a director on our Board as part of his duties as the Chairman of the board of J.R. Simplot Company, the 100% owner of Simplot Taiwan, Inc., which was entitled to designate two members of our board of directors in connection with J.R. Simplot Company’s investment in our Series A convertible preferred stock.  Our Board has determined that Mr. Simplot should serve as a director based on the extensive knowledge and insight he brings to our Board from his experience serving as Chairman and holding a variety of management positions at a large private company and serving on the boards of directors of companies in a variety of industries.

Walter Michael Gough, 62, is a new director nominee.  Since 2005, Mr. Gough has led Gough and Associates, a firm that specializes in financial consulting for domestic and international companies.  He is also a tenured faculty member in Accounting and Business at DeAnza College in Cupertino, California where he has taught since 1985.  From June 2000 to June 2004, he was Chief Financial Officer and Financial Consultant at NuTool Inc., a semiconductor equipment manufacturer. From 1995 through 1999, he was a founding member and Chief Financial Officer of Invest In Yourself, LLC; an organization that provided consulting for professional sports franchises. Prior to teaching and consulting, Mr. Gough was a financial analyst and contracts manager at Watkins-Johnson Company, a high technology electronics firm. Before Watkins-Johnson, Mr. Gough worked for Kidder Peabody, an investment banking firm. He holds MBA and BA degrees (cum laude) from Santa Clara University, and a Masters in English from Notre Dame de Namur University. Our Board has determined that Mr. Gough should serve on our Board based on his experience as a consultant to technology companies in both the United States and Taiwan, his prior experience as a chief financial officer of several companies, and his expertise in accounting and finance.

Executive Officers

In addition to Mr. Doan, our CEO, who also serves as a director, our executive officers as of February 16, 2016 consisted of the following:

Christopher Lee, 45, has served as our Chief Financial Officer since September 2015. From November 21, 2014 until his appointment as Chief Financial Officer, Mr. Lee was the interim Chief Financial Officer of the Company. Mr. Lee joined SemiLEDs in September 2014. Mr. Lee has over 20 years of experience in accounting and finance, including US GAAP, PCAOB standards and SEC rules and regulations.  Prior to joining us, Mr. Lee was a partner of KEDP CPA Group from August 2009 to June 2011 and a self-employed accountant from July 2011 to August 2014.  Mr. Lee holds a BS degree in accounting from Ohio State University and a MS degree in business taxation from Golden Gate University and is licensed as a Certified Public Accountant (CPA) in the United States.

CORPORATE GOVERNANCE

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interests of the Company and our stockholders.  The Board’s responsibilities include:

•                  selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;

•                  overseeing the risks that the Company faces;

•                  reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions;

•                  overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed; and

•                  overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate.  During fiscal year 2015, the Board held executive sessions for the independent directors to meet without Mr. Doan present at the end of every Board meeting.

Our Bylaws do not dictate a particular Board structure, and the Board is free to determine whether or not to have a Chairman and, if so, to select that Chairman and our CEO in the manner it considers our best interest.  Currently, the Board has selected Mr. Doan to hold the position of both Chairman of the Board and CEO.  Mr. Doan’s experience at the Company has afforded him intimate knowledge of the issues, challenges and opportunities facing each of the Company’s businesses.  Accordingly, he is well positioned to focus the Board’s attention on the most pressing issues facing the Company.  The Board has not appointed a lead independent director.  The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Director Independence

The published listing requirements of NASDAQ dictate that a majority of the Board be comprised of independent directors whom our Board has determined have no material relationship with our Company and who are otherwise “independent” directors under those listing requirements.  Our current Board consists of the five persons listed above.  The Board has determined that each of our current directors, other than Mr. Doan, our CEO, qualifies as an independent director, such that more than a majority of our directors are independent directors under the NASDAQ rules.

The NASDAQ rules have objective tests and a subjective test for determining who is an “independent director.”  Under the objective tests, a director cannot be considered independent if:

•                  the director is, or at any time during the past three years was, an employee of the company;

•                  the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•                  a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•                  the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever was greater (subject to certain exclusions);

•                  the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•                  the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the NASDAQ rules provide that directors, of whom there must be three, who serve on the Audit Committee must each satisfy standards established by the SEC that require that members of audit committees must not be affiliated persons of the issuer and may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer other than their director compensation.

Transactions Considered in Independence Determinations

In making its independence determinations, the Board considered transactions that occurred since the beginning of fiscal year 2013 between the Company and entities associated with the independent directors or members of their immediate family.  All identified transactions that appeared to relate to the Company and a family member of, or entity with a known connection to, a director were presented to the Board for consideration.

None of the non-employee directors was disqualified from “independent” status under the objective tests.  In making its subjective determination that each of our Company’s non-employee director is independent, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.  The Board considered the transactions in the context of the NASDAQ objective standards, the special standards established by the SEC for members of audit committees, and the SEC and U.S. Internal Revenue Service (“IRS”) standards for compensation committee members.  Based on all of the foregoing, as required by the NASDAQ rules, the Board made a subjective determination that, because of the nature of the director’s relationship with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, would impair the director’s independence.

Board Committees and Charters

The Board delegates various responsibilities and authority to different Board committees.  Committees regularly report on their activities and actions to the full Board.  The Board currently has, and appoints the members of, a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  Each of the Board committees has a written charter approved by the Board, and we post each charter on our web site at http://investors.semileds.com/governance.cfm.  Each committee can engage outside experts, advisors and counsel to assist the committee in its work.  The following table identifies the current committee members.

Name	Audit	Compensation	Nominating and Corporate Governance
Arthur H. del Prado	✓
Dr. Edward Kuan Hsiung Hsieh	Chair	✓
Scott R. Simplot		Chair	Chair
Number of Committee Meetings Held in Fiscal Year 2015	6	4	4

Audit Committee

Our Audit Committee is responsible for, among other things:

•                  reviewing and approving the selection of our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•                  monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•                  reviewing the adequacy and effectiveness of our internal control policies and procedures;

•                  discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and

•                  preparing the Audit Committee Report that the SEC requires in our annual proxy statement.

The Board believes that each current member of our Audit Committee is an independent director under the NASDAQ rules and meets the additional SEC independence requirements for audit committee members.  It has also determined that Dr. Hsieh meets the requirements of an “audit committee financial expert,” as defined in Regulation S-K.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

•                  overseeing our compensation policies, plans and benefit programs;

•                  reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control arrangements, and any other benefits, compensation or arrangements;

•                  reviewing and determining our equity-based compensation plans; and

•                  administering our equity-based compensation plans.

Although the Compensation Committee has the authority to determine the compensation paid to executive officers, other officers, employees, consultants and advisors, it can delegate its responsibility for setting compensation for individuals other than the CEO to a subcommittee, in the case of other officers, or to officers, in the case of employees and consultants.  It may also delegate to officers the authority to grant options or other equity or equity-based awards to employees who are not executive officers or members of the Board.  It may also generally take into account the recommendations of the CEO, other than with respect to his own compensation.  As further described under “Compensation of the Named Executive Officers and Directors” below, the Compensation Committee has engaged Radford, an independent compensation consultant, to assist it in various respects.  The Compensation Committee has assessed Radford’s independence pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Radford from independently representing the Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•                  identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board;

•                  reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board;

•                  overseeing the evaluation of our Board and management; and

•                  recommending members for each Board committee to our Board.

Our Nominating and Corporate Governance Committee has not established any minimum qualifications for directors although in assessing the skills and characteristics of individual members, it must give due regard for independence and financial literacy considerations dictated by the NASDAQ rules.  The Nominating and Corporate Governance Committee does not at this time have a policy regarding its consideration of director candidates recommended by stockholders, as it has not yet received any such recommendations.  It may adopt a policy if such recommendations are received.

Attendance at Board, Committee and Annual Stockholders’ Meetings

The Board held six meetings in fiscal year 2015.  We expect each director to attend every meeting of the Board and the committees on which he or she serves, and encourage them to attend the annual stockholders’ meeting.  All directors attended at least 75% of the aggregate meetings of the Board and the committees on which they served in fiscal year 2015 and all continuing directors attended the 2015 annual meeting of stockholders.

Risk Management

The Board is involved in the oversight of risks that could affect the Company.  This oversight is conducted primarily through the Audit Committee which, on behalf of the Board, is charged with overseeing the principal risk exposures we face and our mitigation efforts in respect of these risks.  The Audit Committee is responsible for interfacing with management and discussing with management the Company’s principal risk exposures and the steps management has taken to monitor and control risk exposures, including risk assessment and risk management policies.  The Compensation Committee also plays a role in that it is charged, in overseeing the Company’s overall compensation structure, with assessing whether that compensation structure creates risks that are reasonably likely to have a material adverse effect on us.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting.  These standards are designed to deter wrongdoing and to promote honest and ethical conduct.  The Code of Business Conduct and Ethics is available at our website at http://investors.semileds.com/governance.cfm.  Any amendments to the Code, or any waivers of its requirements required to be disclosed pursuant to SEC or NASDAQ requirements, will be disclosed on the website.

Communications from Stockholders and Other Interested Parties to Directors

The Board recommends that stockholders and other interested parties initiate communications with the Board, any committee of the Board or any individual director in writing to the attention of our Corporate Secretary at our principal executive office at 3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.  This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner.  The Board has instructed our Corporate Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

KPMG (Taiwan) served as our independent registered public accounting firm for fiscal years 2014 and 2015.  The Audit Committee has once again selected KPMG (Taiwan) as our independent registered public accounting firm for the fiscal year ending August 31, 2016.  As a matter of good corporate governance, the Audit Committee is submitting its appointment to our stockholders for ratification.  If the appointment of KPMG (Taiwan) is not ratified by the majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the proposal, the Audit Committee will review its future appointment of an independent registered public accounting firm in light of that vote result.

The Audit Committee pre-approves and reviews audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services.  In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence.  For additional information concerning the Audit Committee and its activities with the independent registered public accounting firm, see “Corporate Governance” and “Audit Committee Report” in this Proxy Statement.

We expect that a representative of KPMG (Taiwan) will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so chooses.  The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Independent Registered Public Accounting Firm

The following table shows the fees and related expenses for audit and other services provided by KPMG (Taiwan) billed for fiscal years 2015 and 2014.  The services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	KPMG (Taiwan)	KPMG (Taiwan)
	2015 Fees	2014 Fees
Audit Services	$240,000	$403,685
Audit-Related Services	—	—
Tax Services	—	2,000
All Other Services	—	—
Total	$240,000	$405,685

Audit Services.  This category includes the audit of our annual consolidated financial statements, review of our quarterly condensed consolidated financial statements and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements.  This category also includes statutory audits required by the Tax Bureau of Taiwan for certain of our subsidiaries in Taiwan.

Tax Services.  This category includes the tax ruling application services.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG (TAIWAN) AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of the three directors whose names appear below.

The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters.  Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s financial statements for fiscal year 2015 and met with management, as well as with representatives of KPMG (Taiwan), the Company’s independent registered public accounting firm, to discuss the financial statements.  The Audit Committee also discussed with members of KPMG (Taiwan) the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Performance Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee received the written disclosures and the letter from KPMG (Taiwan) required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of KPMG (Taiwan) its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal year 2015 be included in the Company’s Annual Report on Form 10-K for fiscal year 2015.

Dr. Edward Kuan Hsiung Hsieh (Chairman)
Arthur H. del Prado

PROPOSAL 3: APPROVAL OF THE AMENDMENT OF THE SEMILEDS CORPORATION
RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

UNLESS OTHERWISE INDICATED OR THE CONTEXT REQUIRES, ALL SHARE NUMBERS,
SHARE PRICES AND PER SHARE AMOUNTS IN THIS PROXY STATEMENT DO NOT GIVE
EFFECT TO THE REVERSE SPLIT

Introduction

Our Board has unanimously approved a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) by a ratio of not less than one-for-four (1:4) and not greater than one-for-ten (1:10), with the exact ratio to be set as a whole number within this range determined by our Board.  If this Proposal 3 is approved, our Board may (but is not required to) effect the Reverse Stock Split within one year of the date of the Annual Meeting without further stockholder approval.  Even if this Proposal 3 is approved, our Board may decide not to effect the Reverse Stock Split at all if it determines that the Reverse Stock Split is not an effective course of action to achieve corporate objectives.

The Reverse Stock Split will have no effect on the par value of our common stock and will not reduce the number of authorized shares of common stock but will have the effect of reducing the number of outstanding shares of common stock by the chosen ratio.  The Company will pay cash in lieu of any fractional shares resulting from the Reverse Stock Split.  The proposed form of amendment to our Certificate of Incorporation to implement the Reverse Stock Split is attached to this proxy statement as Annex A.

Reasons for the Reverse Stock Split

Our common stock is listed on The NASDAQ Capital Market which has a continued listing requirement of $1.00 per share.  The common stock is currently trading significantly below $1.00 per share.  We have been provided two consecutive 180-day grace periods to regain compliance and can do so if the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days before April 25, 2016.  The Reverse Stock Split is one method for achieving this goal.  We value our listing on The NASDAQ Capital Market and currently intend to implement the Reverse Stock Split in order to assist in maintaining such listing.

We also believe that the low market price of our common stock impairs its acceptability to important segments of the financial community and the investing public.  Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.  We believe that the low market price of our common stock has reduced the effective marketability of those shares because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients.  Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks.  Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.  In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.  Finally, the internal guidelines of many institutional investors prohibit the purchase of stock trading below certain minimum prices, typically $1.00 to $5.00.

In order to provide maximum flexibility, we are submitting this proposal with a range of exchange ratios of not less than one-for-four (1:4) and not greater than one-for-ten (1:10).  The need for the broad range is due to the volatility of the stock price which ranged from a high of $1.05 to a low of $0.28 since we mailed the notice of our last annual meeting on March 20, 2015.

We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, our Board will consider factors such as:

•                  The status of the common stock listing on The NASDAQ Capital Market and the listing standards of other stock exchanges;

•                  The historical trading price and trading volume of our common stock;

•                  The then prevailing trading price and trading volume for our common stock;

•                  The anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock; and

•                  Prevailing general market and economic conditions.

Reducing the number of outstanding shares of our common stock through a reverse stock split is intended, absent other factors, to increase the per share market price of our common stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock.  As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Our Board will have sole discretion as to the exact timing and precise exchange ratio of the Reverse Stock Split within the range of ratios specified in this Proposal 3 for one year following the date of our Annual Meeting.  Our Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split, at any time before, during or after the meeting and prior to its effectiveness, without further action by the stockholders.

Effect of the Reverse Split on Our Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of four and a maximum of ten shares of existing common stock will be combined into one new share of common stock.  The table below shows, as of February 16, 2016, the approximate number of outstanding shares of common stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares) based on the 29,068,685 shares of common stock issued and outstanding as of such date:

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split

1-for-4	7,267,171
1-for-5	5,813,737
1-for-6	4,844,781
1-for-7	4,152,669
1-for-8	3,633,586
1-for-9	3,229,854
1-for-10	2,906,869

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that, as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share.  In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will not affect the number of authorized shares of capital stock, and, therefore, will have the effect of an increase in the number of authorized but unissued shares of common stock.  Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by our board of directors without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction.  These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans.  Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

The Reverse Stock Split could, under certain circumstances, have an anti-takeover effect (for example, by enhancing our ability to approve future issuances that could dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction involving the Company with another company).  This Proposal 3 is not being made in response to any effort of which the board of directors is aware to accumulate shares of our common stock or obtain control of the Company.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders.  In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.  If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on the first anniversary of the Annual Meeting, our Board will abandon the Reverse Stock Split.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

As soon as practicable after filing the Certificate of Amendment to our Certificate of Incorporation effecting a Reverse Stock Split with the Secretary of State of Delaware, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split.  However, if permitted, the Company may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer.  In either event, each current certificate representing shares of common stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number.  An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.

Stockholders should NOT destroy any stock certificates or submit their stock certificates now.  You should submit them only after you receive instructions from us or our exchange agent.

No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split.  Therefore, we will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, we intend to pay cash as follows:

•                  If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.

•                  If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

•                  The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

•                  The average closing price of our common stock as reported by The NASDAQ Capital Market for the five trading days immediately preceding the date of the Reverse Stock Split, or if our common stock is not at such time traded on The NASDAQ Capital Market, then as reported on the primary trading marked for our common stock;

•                  The amount of the fractional share.

Those stockholders who hold less than the number of shares set forth in the Reverse Stock Split ratio would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the Reverse Stock Split.  The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by our Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

This proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.0000056 par value per share.  As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares.  The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received.  Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Stockholders have no rights under Delaware law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Vote Required

This Proposal 3 requires the affirmative vote of a majority of the outstanding shares of our common stock.  Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal.  Abstentions and broker non-votes will have the same effect as vote “against” this Proposal 3.  The proxy holders will vote your shares in accordance with your instructions.  If you have not given specific instructions to the contrary, your shares will be voted “FOR” the approval of this Proposal 3.

Board Recommendation

Our Board Recommends a Vote “FOR” Amendment of our Restated Certificate of Incorporation, as Amended, to Effect a Reverse Stock Split as Described in this Proposal 3.

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

This executive compensation section discloses the compensation awarded to or earned by our “named executive officers” during fiscal year 2015.  They are:

•                  Trung T. Doan, our CEO;

•                  Mark E. Tuttle, our Executive Vice President of Operations; and

•                  Christopher Lee, our CFO.

We held our last non-binding advisory vote regarding compensation of our named executive officers at 2015 Annual Meeting of Stockholders and expect to hold our next vote at our 2018 Annual Meeting of Stockholders.

Summary Compensation Table

The following table sets forth all of the compensation earned by named executive officers during the relevant fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)		Total ($)
Trung T. Doan	2015	354,375	—	—	—	1,476	(2)	355,851
Chief Executive Officer	2014	405,000	—	196,950	—	2,271		604,221
Mark E. Tuttle (4)	2015	192,500	—	—	—	27,295	(3)	219,795
Executive Vice President	2014	220,000	—	196,950	—	22,387		439,337
Christopher Lee	2015	87,077	—	42,850	—	—		129,927
Chief Financial Officer

(1)                 The amounts reported in the Stock Awards column represent the aggregate grant date fair value of the RSUs granted to the named executive officers in the applicable fiscal year calculated in accordance with ASC 718.  For RSUs, the grant date fair value is calculated by multiplying (x) the closing price of our common stock on the grant date by (y) the number of RSUs awarded.  Note that the amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named executive officers.

(2)                 The amount represents the payments for airfare for his family member to fly from Taiwan to the United States.

(3)                 Includes payments of $15,439 for housing, $2,936 for airfare for the home trip of him and his spouse to the United States, and $8,920 for the cost for his use of one of our automobiles and other related automobile expenses.

(4)                 Mr. Tuttle resigned from SemiLEDs on October 16, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table presents certain information regarding outstanding equity awards held by each of our named executive officers as of the fiscal year ended August 31, 2015.  Values in this table are calculated based on the closing price per share of our common stock on August 31, 2015, which was $0.49.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Trung T. Doan	—	—	—	—	—	41,250	20,213
	—	—	—	—	—	100,000	49,000
	—	—	—	—	—	146,250	71,663
Mark E. Tuttle	14,285	—	—	9.10	4/24/20	—	—
	12,500	—	—	19.00	1/20/21	—	—
	—	—	—	—	—	12,500	6,125
	—	—	—	—	—	100,000	49,000
	—	—	—	—	—	146,250	71,663
Christopher Lee	—	—	—	—	—	30,000	14,700
	—	—	—	—	—	25,000	12,250

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Severance and Change in Control Benefits

Mr. Doan entered into an employment agreement in 2005, which provides that if he is terminated by us without cause or resigns due to a constructive termination, he will receive as severance an amount equal to six months of his then-current salary plus his current medical insurance for six months following his termination date.  We offered such severance to motivate Mr. Doan to continue as our executive officer by providing severance protection in the event that he is terminated by us without having committed any egregious act constituting cause or if we adversely change his position such that he resigns.  Cause is defined as (a) the conviction of a felony or of any criminal offense involving moral turpitude; (b) the repeated failure to satisfactorily perform duties reasonably required by us; (c) material breach of the proprietary information and invention agreement, our written policies established by our Board or any term of his employment agreement; or (d) misappropriation of our property or unlawful appropriation of our corporate opportunity or our business.  If we determine cause exists, we will provide Mr. Doan with written notice alleging cause and his failure to remedy the alleged cause within 30 days may result in a termination for cause.  Constructive termination is defined as one of the following events when we have not received Mr. Doan’s written consent for such event: (a) a significant reduction of his duties, position or responsibilities relative to his duties, position or responsibilities in effect immediately prior to such reduction or his removal from such position, duties and responsibilities, provided that a reduction in duties, position or responsibilities solely by virtue of us being acquired and made part of a larger entity will not constitute a constructive termination; (b) a substantial reduction, without good business reasons, of the facilities and perquisites available to him immediately prior to such reduction; (c) a reduction of his base salary unless such reduction is a part of a Company-wide reduction for similarly situated persons; or (d) a material reduction in the kind or level of employee benefits to which he is entitled immediately prior to such reduction, with the result that his overall benefits package is significantly reduced, unless such reductions are part of a Company-wide reduction for similarly situated persons.

Certain of the equity granted to our named executive officers will fully vest upon a change in control.  In addition, the RSUs granted to our named executive officers in fiscal years 2014 and 2015 will fully vest if we are subject to a change in control while they remain employed.

Employment Agreements

We entered into employment agreements with each of our named executive officers which set forth the terms of their employment, including base salary and, to the extent applicable, bonus opportunities, stock options and severance benefits.  The payments made in fiscal years 2014 and 2015 are set forth in the “Summary Compensation Table” above.

Mr. Doan entered into an employment agreement in 2005, which provides for the severance payments and benefits described under “Severance and Change in Control Benefits” above.

Director Compensation

Based on recommendations from Radford, our Board has adopted a director compensation policy pursuant to which non-employee members of the Board will receive the following compensation for their board and committee services:

•                  an annual cash retainer for general Board service of $25,000 paid in quarterly installments;

•                  no cash payments for attendance at general Board meetings;

•                  an annual cash retainer of $15,000 for serving as chairman of the Audit Committee, $9,000 for serving as the chairman of the Compensation Committee and $6,000 for serving as the chairman of the Nominating and Governance Committee, with each retainer paid in quarterly installments;

•                  an annual cash retainer of $8,000 per non-chairman member serving on the Audit Committee, $5,000 per non-chairman member serving on the Compensation Committee and $3,000 per non-chairman member serving on the Nominating and Corporate Governance Committee; and

•                  each year shortly following the annual stockholder meeting an annual grant of 25,000 shares of RSUs, which fully vests on the earlier of the next annual meeting or the one-year anniversary of the grant date, subject to continued service through the vesting date, provided that the RSUs will fully vest if we are subject to a change in control during their service.

The director compensation policy requires directors to attend at least 75% of the meetings each year in order to be renominated.  The policy also includes an equity ownership guideline whereby our directors will be expected to own and hold shares of our common stock until retirement from their Board service.  We also reimburse non-employee directors for travel, lodging and other expenses incurred in connection with their attendance at Board or committee meetings.

Director Compensation Table

The following table sets forth the total compensation for our non-employee directors for the year ended August 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Arthur H. del Prado (2)	29,625	20,500	—	50,125
Dr. Edward Kuan Hsiung Hsieh (2)	39,221	20,500	—	59,721
Dr. Jack Lau (3)	23,074	—	—	23,074
Scott R. Simplot	—	—	—	—

(1)                 Amounts shown do not reflect compensation actually received by directors. Instead, the value reported above in the “Stock Awards” column represents the dollar amounts of the aggregate grant date fair value of RSUs granted to directors in fiscal year 2015, computed in accordance with ASC 718.

(2)                 Mr. del Prado and Dr. Hsieh owned 25,000 RSUs at August 31, 2015. The RSUs will fully vest at the earlier of May 7, 2016 or the date of the 2016 annual meeting.

(3)                 Mr. Lau did not stand for reelection to the Board of Directors at the Company’s 2015 Annual Meeting on May 7, 2015 and his term therefore ended at the 2015 Annual Meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 16, 2016 with respect to:

•                  each person, or group of affiliated persons, who is known by us to own beneficially 5% or more of our common stock;

•                  each of our directors;

•                  each of our named executive officers; and

•                  all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.  All shares of our common stock subject to options currently exercisable or exercisable within 60 days of February 16, 2016 and RSUs that will vest within 60 days of February 16, 2016, are deemed to be outstanding for the purpose of computing the percentage ownership of the person or group holding options and RSUs, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

Unless otherwise indicated by the footnotes below, we believe, based on the information furnished to us, that each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Percentage of ownership is based on 29,068,685 shares of common stock outstanding as of February 16, 2016.

Unless otherwise indicated in the footnotes to the table, the address of each individual listed in the table is c/o SemiLEDs Corporation, 3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent

5% Stockholders:
Simplot Taiwan, Inc.	9,899,344	(1)	34.1%
J.R. Simplot Company
999 Main Street, Suite 1300 Boise, ID 83702
Trung Tri Doan	3,649,733	(2)(4)	12.5%

Executive Officers and Directors:
Trung Tri Doan	3, 649,733	(2)(4)	12.5%
Arthur H. del Prado	95,422		*
Dr. Edward Kuan Hsiung Hsieh	110,712		*
Scott R. Simplot	10,209,713	(1)(3)	35.1%
Christopher Lee	7,500		*

Former Executive Officers:
Mark E. Tuttle	194,250		*

All executive officers and directors as a group (5 persons)	14,073,080	(4)	48.4%

* Indicates beneficial ownership of less than 1%.

(1)                 Based on a Schedule 13G filed February 10, 2011, Simplot Taiwan, Inc., a wholly owned subsidiary of J.R. Simplot Company, and J.R. Simplot Company share voting and investment power over all such shares.  Scott Simplot is the Chairman of J.R. Simplot Company.  Mr. Simplot may be deemed to have shared voting and investment power over the shares held by Simplot Taiwan, Inc. Mr. Simplot disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(2)                 Includes 1,571,428 shares held by The Trung Tri Doan 2010 GRAT, of which Trung Tri Doan is the sole trustee.

(3)                 Includes 310,369 shares held by JRS Properties III L.P. JRS Management L.L.C. is the sole general partner of JRS Properties III L.P. Scott Simplot and Stephen A. Beebe are the managers of JRS Management L.L.C.  As managers of JRS Management L.L.C., Mr. Simplot and Mr. Beebe share voting and investment power over the securities held by JRS Properties III L.P.  Mr. Simplot may be deemed to have shared voting and investment power over the shares held by JRS Properties III L.P.  Mr. Simplot disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(4)                 Includes RSUs that will vest within 60 days for 91,250 shares.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of August 31, 2015. All outstanding awards relate to our common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	(in thousands)			(in thousands)
Equity compensation plans approved by security holders	1,423	(1)	$10.69	2,459
Equity compensation plans not approved by security holders	—		—	—
Total	1,423			2,459

(1)                 Consists of stock options granted under the 2005 Equity Incentive Plan and the 2010 Equity Incentive Plan, and restricted stock units granted under the 2010 Equity Incentive Plan. No additional grants could be made under the 2005 Equity Incentive Plan after December 8, 2010. In April 2014, SemiLEDs’ stockholders approved an amendment to the 2010 Plan that increased the number of shares authorized for issuance under the plan by an additional 2,500 thousand shares.

(2)                 The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since September 1, 2013, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below, some of which represent continuing transactions from prior periods.

Employment Agreements

See “Compensation of the Named Executive Officers and Directors—Employment Agreements.”

Policies and Procedures for Related Party Transactions

Our Board has adopted a formal, written related party transactions policy pursuant to which, our executive officers, directors, beneficial owners of more than 5% of our common stock, and any member of the immediate family of and any firm, corporation or other entity at which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial interest, are not permitted to enter into a related party transaction with us without prior consent and approval of our Audit Committee.  This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any year and a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity), including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related person.

The Audit Committee has determined that a related person does not have a direct or indirect material interest in the following categories of transactions and that each will be deemed to be preapproved:

•                  any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue.

In fiscal years 2014 and 2015, all the related person transactions represented the continuation of transactions entered into prior to our initial public offering and adoption of the policy.

ADDITIONAL MEETING INFORMATION

Meeting Admission.  You are entitled to attend the annual meeting only if you were a holder of our common stock as of the close of business on February 16, 2016 or hold a valid proxy for the annual meeting.  If attending the physical meeting, you should be prepared to present photo identification for admittance.  In addition, if you are a stockholder of record, meaning that you hold shares directly with American Stock Transfer & Trust Company, LLC (“registered holders”), the inspector of elections will have your name on a list, and you will be able to gain entry with a form of photo identification.  If you are not a stockholder of record but hold shares through a broker, bank, or nominee (“street name” or “beneficial” holders), in order to gain entry you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a form of photo identification.  If you do not provide photo identification and comply with the other procedures outlined above for attending the annual meeting in person, you will not be admitted to attend the annual meeting in person.

Proxy Solicitation.  We will bear the expense of soliciting proxies.  Our directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, facsimile or otherwise.  We are required to request that brokers, banks, and other nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers, banks, and other nominees for the expenses of doing so, in accordance with statutory fee schedules.

Inspector of Elections.  Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of elections to tabulate stockholder votes for the annual meeting.

Stockholder List.  Our list of stockholders as of February 16, 2016 will be available for inspection at our principal executive office (3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.) for 10 days prior to the annual meeting.  If you want to inspect the stockholder list, call our Finance Department at +886-37-586788 to schedule an appointment.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5.  Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.  As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf.  Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during fiscal year 2015 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), other than a report on Form 3 (transaction date of November 21, 2014 for Christopher Lee reported on January 14, 2015).

2017 Stockholder Proposals or Nominations.  Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2017 Annual Meeting of Stockholders.  These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive office (3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.) in care of our Corporate Secretary.  Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.  We must receive all submissions no later than the close of business (5:00 p.m. Taiwan Time) on November 4, 2016.

In addition, under our Bylaws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2017 Annual Meeting of Stockholders, other than precatory (non-binding) proposals presented under Rule 14a-8, must give notice to our Corporate Secretary between December 14, 2016 and January 13, 2017, unless the notice also is made pursuant to Rule 14a-8.  The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock.  If the 2017 Annual Meeting of Stockholders is held more than 30 days from the anniversary of the 2016 Annual Meeting of Stockholders, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day before the 2017 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made.  We will not entertain any proposals or nominations at the 2017 Annual Meeting of Stockholders that do not meet the requirements set forth in our Bylaws.  If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

By Order of the Board of Directors,

Christopher Lee
Corporate Secretary

ANNEX A

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

SEMILEDS CORPORATION

The undersigned, Trung Tri Doan, hereby certifies that:

1.                                      He is the duly elected and acting Chief Executive Officer of SemiLEDs Corporation, a Delaware corporation.

2.                                      The Certificate of Incorporation of this corporation was originally filed with the Delaware Secretary of State on January 4, 2005.

3.                                      Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of Restated Certificate of Incorporation amends Article IV of this corporation’s Certificate of Incorporation to read to add the following sentences to the end thereof:

“Effective as of the close of business on [       ], 20[  ], each [  ] shares of the issued and outstanding shares of Common Stock of this corporation shall thereby and thereupon automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock of this corporation (the “Reverse Stock Split”).  No scrip or fractional shares will be issued by reason of the Reverse Stock Split.  In lieu thereof, cash shall be distributed to each stockholder of the Company who would otherwise have been entitled to receipt of a fractional share and the amount of cash to be distributed shall be based upon the average closing price of a share of Common Stock on The NASDAQ Capital Market or other primary trading market for the Common Stock for the five trading days immediately preceding the effective date of this Certificate of Amendment.”

4.                                      The foregoing Certificate of Amendment has been duly adopted by this corporation’s Board of Directors and stockholders in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Executed [ ], 201[ ].

Trung Tri Doan
Chief Executive Officer

1

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000263756_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Trung T. Doan 02 Arthur H. del Prado 03 Dr. Edward Hsieh 04 Scott R. Simplot 05 Walter Michael Gough SEMILEDS CORPORATION 3F NO. 11 KE JUNG ROAD CHU-NAN SITE, HSINCHU SCIENCE PARK CHU-NAN 350 MIAO-LI COUNTY, TAIWAN R.O.C. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 11, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 11, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of KPMG (Taiwan) as the independent registered public accounting firm of the Company for the year ending August 31, 2016. 3. Approve the amendment of the restated certificate of incorporation, as amended, to effect a reverse stock split of the Company's common stock at a ratio determined by the board of directors within a specified range, without reducing the authorized number of shares of common stock. NOTE: The proxyholders are authorized to vote on any other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000263756_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . SEMILEDS CORPORATION Annual Meeting of Stockholders April 12, 2016 This Proxy is solicited by the Board of Directors The undersigned stockholder of SemiLEDs Corporation (the "Company") hereby constitutes and appoints TRUNG T. DOAN as proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, April 12, 2016 at 9:00 A.M. local time at SemiLEDs Sin-an office, which is located at 3rd floor, No. 8, Xin-an Road, Hsinchu Science Park, Hsinchu, Taiwan, and at any adjournment(s) and postponement(s) thereof. If you need directions to the Annual Meeting so that you may attend and vote in person, please contact investor@semileds.com. Unless a contrary direction is indicated, the proxyholders will vote the undersigned's shares FOR the election of the nominees for director; FOR ratification of the appointment of KPMG (Taiwan) as the independent registered public accounting firm of the Company for the fiscal year ending August 31, 2016, and FOR amendment of the restated certificate of incorporation, as amended, to effect a reverse stock split, and in accordance with the judgment of the proxyholder on any other business as may properly come before the meeting or any adjournment or postponement thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith. IF YOU ELECT TO VOTE BY MAIL, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you vote by telephone or the Internet, please DO NOT mail back this proxy card Continued and to be signed on reverse side